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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: February 22, 2002
              (Date of earliest event reported: February 22, 2002)




                         ANADARKO PETROLEUM CORPORATION
             (Exact name of registrant as specified in the charter)


           Delaware                       1-08968                76-0146568
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
         incorporation                                       Identification No.)


                             17001 Northchase Drive
                            Houston, Texas 77060-2141
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (281) 875-1101

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ITEM 5. OTHER EVENTS.

         Anadarko Petroleum Corporation (the "Company") has entered into a Terms Agreement dated February 19, 2002 with Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Banc of America Securities LLC, and RBC Dominion Securities Corporation, pursuant to which the Company will issue $650 million aggregate principal amount of 5 3/8% Notes due March 1, 2007. The net proceeds from the Notes will be approximately $643 million, and will be used to pay down floating-rate debt.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) EXHIBITS.

       Exhibit
       Number                  Description

         1.1 Terms Agreement dated as of February 19, 2002, which supplements the form of underwriting agreement filed as exhibit 1(b) to Form 8-K filed on August 28, 2001.

         4.1      Officer's Certificate dated as of February 22, 2002

         4.2      Form of 5 3/8% Note due 2007

         5.1 Opinion of Andrews & Kurth L.L.P. as to the legality of the Notes

         12.1 Computation of Ratio of Earnings to Fixed Charges, and Earnings to Combined Fixed Charges and Preferred Stock Dividends.

         15.1 Awareness Letter of Arthur Andersen LLP, independent accountants

         23.1     Consent of KPMG LLP, independent accountants

         23.2     Consent of Arthur Andersen LLP, independent accountants

         23.3     Consent of Deloitte & Touche LLP, independent accountants

         23.4     Consent Letter of Andrews & Kurth L.L.P. (included in Exhibit
                  5.1)



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       ANADARKO PETROLEUM CORPORATION



                                       By: /s/ ALBERT L. RICHEY
                                          --------------------------------------
                                          Albert L. Richey
                                          Vice President & Treasurer


Date: February 22, 2002